As filed with the Securities and Exchange Commission on March 8, 2024
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Horace Mann Educators Corporation
(Exact name of registrant as specified in its charter)
DELAWARE	37-0911756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1 Horace Mann Plaza
Springfield, Illinois 62715-0001
(217) 789-2500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Donald M. Carley
Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer
Horace Mann Educators Corporation
1 Horace Mann Plaza
Springfield, Illinois 62715-0001
(217) 789-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Douglass M. Rayburn
Gibson, Dunn & Crutcher LLP
2001 Ross Avenue, Suite 2100
Dallas, Texas 75201
(214) 698-2100
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Registrant.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Delayed Delivery Contracts
Units
We may offer and sell the securities listed above from time to time in one or more offerings.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.
Investing in any of our securities involves risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” on page five of this prospectus.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “HMN.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 8, 2024.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized any other person to provide you with different information with respect to this offering. This document may only be used where it is legal to sell these securities. You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any state where the offer is not permitted.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. By using a shelf prospectus, we may sell, at any time and from time to time in one or more offerings, any combination of the securities described in this prospectus.
You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to the registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. You should review the full text of these documents because these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer. The registration statement, including the exhibits, can be read at the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”
Unless we have indicated otherwise, references in this prospectus to “Horace Mann,” “we,” “us” and “our” or similar terms are to Horace Mann Educators Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website (http://www.sec.gov).
We maintain a website on the Internet at http://www.horacemann.com. We make available free of charge, on or through our website, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and any amendments to those documents, as soon as reasonably practicable after such material is filed with the SEC. This reference to our Internet address is for informational purposes only and shall not, under any circumstances, be deemed to incorporate the information available at such Internet address into this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate information into this prospectus “by reference,” which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained in this prospectus, in a supplement to this prospectus or a subsequently filed document that is incorporated by reference.
This prospectus incorporates by reference the documents set forth below, which Horace Mann has filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except for Current Reports on Form 8-K containing only disclosure furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K and exhibits relating to such disclosure, unless otherwise specifically noted below or in a prospectus supplement.
•
the description of our common stock contained in our Form 8-A, filed on January 5, 1996, including any amendment or report filed for the purpose of updating this description, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020, and as subsequently amended or updated;

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 27, 2024; and
•
the portions of our Proxy Statement on Schedule 14A, filed on April 5, 2023, incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 28, 2023.

Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.
We will provide to you, at no cost, a copy of any document incorporated by reference in this prospectus, any prospectus supplement and any exhibits specifically incorporated by reference in those documents. You may request copies of these filings by contacting us at the following address or telephone number:
Horace Mann, Educators Corporation1 Horace Mann Plaza
Springfield, Illinois 62715-0001
Attention: Corporate Secretary
(217) 789-2500
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, OR TO WHICH WE HAVE REFERRED YOU, IN MAKING YOUR DECISIONS WHETHER TO INVEST IN THE SECURITIES. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT DIFFERS FROM THAT CONTAINED IN THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. THIS PROSPECTUS IS DATED MARCH 8, 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.

SPECIAL NOTE ON FORWARD-LOOKING INFORMATION
This prospectus and any accompanying prospectus supplement and the documents incorporated herein and therein by reference contain statements that are forward-looking. Statements that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to known and unknown risks, uncertainties and other factors. We want to caution readers that these statements may change based on various factors, and are subject to known and unknown risks and uncertainties. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties and actual results could differ materially. Words such as “estimate,” “target,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements. Forward-looking statements speak only as of the date they are made. We are an insurance holding company. We are not under any obligation to (and expressly disclaim any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law or regulation. Forward-looking statements are not guarantees of future performance. It is important to note that our actual results could differ materially from those projected in forward-looking statements due to a number of risks and uncertainties inherent in our business. Many of the factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of, and are based on information available to us on, the date of the applicable document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.
A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the heading “Risk Factors” in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any other reports we file with the SEC in the future, which are incorporated by reference into this prospectus.

THE COMPANY
We are an insurance holding company incorporated in Delaware. Our headquarters is located in Springfield, Ill. We also operate corporate offices in Dallas, Tx., Madison, Wisc., and Cherry Hill, N.J.
Founded by Educators for Educators®, our business began in Springfield in 1945 when two school teachers saw a need to provide automobile insurance to their association members. The Company expanded its business to other states and broadened its product line to include group and individual life insurance in 1949, 403(b) taxqualified retirement annuities in 1961 and homeowners insurance in 1965.
The Company began trading on the New York Stock Exchange (NYSE) under the symbol HMN following an initial public offering in November 1991. In 2019, the Company increased its market share when it acquired all of the equity interests in NTA Life Enterprises, LLC (NTA). NTA provides products and services through its insurance subsidiaries, National Teachers Associates Life Insurance Company (NTALIC) and NTA Life Insurance Company of New York (NTALIC NY). In 2022, we enhanced our value proposition for school districts by acquiring Madison National Life Insurance Company, Inc. (Madison National) from its former parent, Independence Holding Company (IHC).
Today, we reach educators and others who serve their communities through two divisions: Retail and Worksite. The Retail Division focuses on providing individual insurance and financial products directly to educators and others who serve the community. It includes both the Property & Casualty and Life & Retirement reporting segments. The Worksite Division provides benefits to educators and others who serve the community through their employers as well as supplemental products distributed through the worksite channel. This division represents the Supplemental & Group Benefits reporting segment, which includes the results of NTA and Madison National.
We do not allocate the impact of corporate-level transactions to the three reporting segments, consistent with the basis for management's evaluation of the results of those segments, but classify those items in a separate reporting segment, Corporate & Other.
Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements, and all amendments to those reports, are available free of charge through the Investors section of our website, investors.horacemann.com, as soon as reasonably practicable after such reports are filed with or furnished to the Securities and Exchange Commission (SEC). The EDGAR filings of such reports are also available at the SEC's website, www.sec.gov.
Our headquarters are located at 1 Horace Mann Plaza, Springfield, Illinois 62715-0001, and our telephone number is 217-789-2500. We maintain a website at http://www.horacemann.com. Information on our website is not incorporated by reference and is not a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Special Note on Forward-Looking Information” for additional information.

USE OF PROCEEDS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, repurchases of outstanding shares of common stock, additions to working capital, capital expenditures and investments in our subsidiaries.

DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities, will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
As used in this “Description of the Debt Securities,” the “Company” refers to Horace Mann Educators Corporation and does not, unless the context otherwise indicates, include our subsidiaries.
Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an Indenture, dated as of November 23, 2015, by and between us and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the senior indenture, and such trustee, the senior trustee. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named later in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements thereto, carefully to fully understand the terms of the debt securities. The senior indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended.
The senior debt securities will be unsubordinated obligations of the Company. They will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See “Subordination of Subordinated Debt Securities.” The subordinated debt securities will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. Unless otherwise provided in any prospectus supplement, the indentures do not limit the amount of other indebtedness or securities that we may issue.
We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series. All debt securities issued as a series, including those issued pursuant to any reopening of a series will vote together as a single class unless otherwise described in the prospectus supplement for such series.

Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:
(1)	the title of the debt securities (including CUSIP numbers);
(2)	any limit upon the aggregate principal amount of the debt securities;
(3)	if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;
(4)	the date or dates on which the principal of the debt securities will be payable (or method of determination thereof);
(5)
the rate or rates (or method of determination thereof) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

(6)	if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;
(7)	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;
(8)	if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;
(9)
our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

(10)	the denominations in which securities of the series shall be issuable;
(11)	the form of such debt securities, including such legends as required by law or as we deem necessary or appropriate;
(12)	whether the debt securities are convertible into our common stock and, if so, the terms and conditions of such conversion;
(13)	whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;
(14)	whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;
(15)	the ranking of such debt securities as senior debt securities or subordinated debt securities;
(16)
if other than U.S. dollars, the currency or currencies (including composite currencies or currency units) in which the debt securities may be purchased and in which payments on the debt securities will be made (which currencies may be different for payments of principal, premium or other amounts, if any, and/or interest, if any);

(17)	if the debt securities will be secured by any collateral, a description of the collateral and the terms and conditions of the security and realization provisions;
(18)	the provisions relating to any guarantee of the debt securities, including the ranking thereof;
(19)	the ability, if any, to defer payments of principal, interest, or other amounts; and
(20)
any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued. “Principal” when used herein includes any premium on any series of the debt securities.

Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Interest on the debt securities will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the record date for such interest payment.
The debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants.
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.
The indentures require the annual filing by the Company with the trustee of a certificate as to knowledge of any default with respect to debt securities of any series during the preceding year.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act that may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and are qualified in their entirety by reference to all provisions of the indentures and the debt securities and the descriptions thereof, if different, in the applicable prospectus supplement.
Events of Default
Except as otherwise set forth in any prospectus supplement relating to any debt securities, an Event of Default with respect to the debt securities of any series is defined in the indentures as:
(1)
default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

(2)
default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption or repurchase, by declaration or otherwise;

(3)
default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series; or

(4)	certain events of bankruptcy, insolvency or reorganization of the Company.
Additional Events of Default may be added for the benefit of holders of certain series of debt securities that, if added, will be described in the prospectus supplement relating to such debt securities.
The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, premium, if any, or interest on any of the debt securities of such series, including payments pursuant to the redemption provisions of the debt securities of such series, if any, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.
Except as otherwise set forth in the prospectus supplement relating to any debt securities, the indentures provide that if an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganizations of the Company) with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series and any accrued and unpaid interest through the date of such declaration to be due and payable immediately, but upon certain conditions such declaration may be annulled. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of the debt securities and any unpaid interest accrued thereon through the occurrence of such event shall automatically become and be immediately due and payable. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.
Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture or supplemental indenture and subject to certain other limitations.
No holder of any debt security of any series will have any right under the indentures to institute any proceeding with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall also have made written request, and offered indemnity satisfactory to the trustee to institute the proceeding, and the trustee shall have failed to institute the proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Merger
Except as otherwise set forth in any prospectus supplement relating to any debt securities, the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:
(1)
either (a) the Company is the continuing corporation or (b) the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

(2)
the Company or such successor corporation, as the case may be, is not, immediately after such merger, consolidation, sale, conveyance or lease, in material default in the performance or observance of any such covenant or condition.

Satisfaction and Discharge of Indentures
Except as otherwise set forth in any prospectus supplement relating to any debt securities, the indenture with respect to any series of debt securities (except for certain specified surviving obligations including the Company’s obligation to pay the principal of and interest on the debt securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including when the outstanding debt securities of such series have been cancelled or delivered for cancellation or have become due and payable or will become due and payable within one year, and we deposit with the trustee under such indenture cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.
Modification of the Indentures
Except as otherwise set forth in any prospectus supplement relating to any debt securities, the indentures contain provisions permitting the Company and the trustee thereunder, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the applicable indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series; provided that no such supplemental indenture may:
(1)
extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption or repurchase thereof, change the time at which the debt securities of any series may be redeemed, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities;

(2)
reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

(3)	reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security.
Additional amendments requiring the consent of each holder affected thereby may be specified for the benefit of holders of certain series of debt securities and, if added, will be described in the prospectus supplement relating to such debt securities.
Additionally, in certain circumstances prescribed in the indenture governing the relevant series of debt securities, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.
Defeasance
The indentures provide, unless otherwise provided with respect to the debt securities of any series, that the Company may elect to terminate, and be deemed to have satisfied, all its obligations with respect to such debt securities (“legal defeasance”) or all of its obligations with respect to punctual payment of principal of, and interest, if any on all debt securities of such series when due, the maintenance of an office or agency in respect of such debt securities, the appointment of a paying agent, annual compliance certificates and calculation of original issue discount, if any (“covenant defeasance”) (except in the case of either legal defeasance or covenant defeasance for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities and to compensate and indemnify the trustee) upon the deposit with the trustee, in trust for such purpose, of funds and/or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, on the scheduled due dates therefor. Such a trust may be established only if, the Company complies with certain conditions, including, in the case of covenant defeasance, delivery to the trustee of an opinion of counsel to the effect that, subject to customary assumptions and exclusions, the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, or, in the case of legal defeasance, delivery to the applicable trustee of an opinion of counsel stating that (1) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of the respective indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.
The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.
In addition, the senior indenture provides that, in order to comply with applicable tax laws, we must provide the senior trustee sufficient information about holders of our debt securities or other applicable parties or transactions so that the senior trustee may determine whether it has tax related obligations under applicable law, subject to certain exceptions. Under the terms of the senior indenture, the senior trustee is entitled to make any withholding or deduction from payments to the extent necessary to comply with applicable law.
Subordination of Subordinated Debt Securities
The senior debt securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.
Except as set forth in the related prospectus supplement, “Senior Indebtedness” means:
(1)	the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;
(2)	purchase money and similar obligations;
(3)	obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;
(4)	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;
(5)	renewals, extensions and refunding of any such indebtedness;
(6)	interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings;
(7)	obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;
unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described in clauses (1) through (7) hereof expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.
Upon any distribution of the Company’s assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshaling of the Company’s assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.
This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional Senior Indebtedness in the subordinated indenture.
Book-Entry, Delivery and Form
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Investors may elect to hold their interests in the global securities through either DTC (in the United States) or (in Europe) through Clearstream Banking S.A. (“Clearstream”) or through the Euroclear system (“Euroclear”) of Euroclear S.A./N.V. Investors may hold their interests in the global securities directly if they are participants of such systems, or indirectly through organizations that are participants in these systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective U.S. depositaries, which in turn will hold these interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Debt securities represented by a global security can be exchanged for definitive securities in registered form only if:
•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;
•
at any time DTC ceases to be a clearing agency registered under the Exchange Act, if so required by applicable law or regulation and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency; or

•	we determine that that global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision.
A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as directed by DTC.
Beneficial interests in global securities will also be exchangeable for individual securities in certificated form in the event of a default or an event of default upon prior written notice to the trustee by or on behalf of DTC or at the written request of the owner of such beneficial interests.
We will make principal and interest payments on all debt securities represented by a global security to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the debt securities represented by a global security for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:
•	any aspect of DTC’ s records relating to, or payments made on account of, beneficial ownership interests in a debt security represented by a global security; and
•
any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security held through those participants; or the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters or agents for the debt securities represented by a global security will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global security will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.
DTC
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by that global security for all purposes of the debt securities. Owners of beneficial interests in the debt securities will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of the debt securities in definitive form, any notices will be given only to DTC, and will not be considered owners or holders of debt securities under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of debt securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global security. Beneficial owners may experience delays in receiving distributions on their debt securities since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.
We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.
Beneficial interests in a global security will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global security. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the debt securities will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.
DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.
DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Clearstream
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. Participants are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.
Euroclear
Euroclear has advised us that it was created to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear performs various other services, including securities lending and borrowing and interacts with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A/N.V., or the Euroclear Operator, under contract with Euroclear plc, a U.K. corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is a Belgian bank. As such it is regulated by the Belgian Banking and Finance Commission.
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, herein the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.
Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear has further advised us that investors that acquire, hold and transfer interests in the debt securities by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Global Clearance and Settlement Procedures
Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of debt securities received through Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
If the debt securities are cleared only through Euroclear and Clearstream (and not DTC), you will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices, and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, U.S. investors who wish to exercise rights that expire on a particular day may need to act before the expiration date.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be modified or discontinued at any time. Neither we nor any paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their obligations under the rules and procedures governing their operations.

DESCRIPTION OF CAPITAL STOCK
General
Our Restated Certificate of Incorporation (the “Certificate”) authorizes the issuance of 76,000,000 shares of capital stock, consisting of 75,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of February 16, 2024, there were 40,878,764 shares of common stock and no shares of preferred stock outstanding.
The following descriptions are summaries of the material terms of our capital stock. You should refer to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), the Certificate, our bylaws (the “Bylaws”) and the applicable prospectus supplement for additional information about our capital stock. See “Where You Can Find More Information.”
Preferred Stock
The preferred stock may be issued from time to time in one or more series. Our Board of Directors (the “Board”) is vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative participation, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of the preferred stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.
Voting Rights
Each share of common stock shall entitle the holder thereof to one vote, in person or by proxy, at any and all meetings of our Shareholders on all propositions before such meetings.
In all elections for Directors, every Shareholder shall have the right to one vote for each share of common stock owned by that Shareholder and that Shareholder can cast his or her votes in person or by proxy for as many persons as there are Directors to be elected.
All other preferences and rights, and the qualifications, limitations or restrictions in respect to each class of stock shall be as stated in the Bylaws and on the back of the certificates of such class of stock.
Dividends; Liquidation
The DGCL permits a corporation to declare and pay dividends upon its shares out of (i) surplus or, (ii) if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.
Subject to the preferences of any outstanding shares of preferred stock, holders of common stock have equal ratable rights to dividends (payable in cash, stock or property) out of funds legally available for that purpose, when, as and if dividends are declared by the Board. Holders of common stock are entitled to share ratably, as a single class, in all of our assets available for distribution to holders of shares of common stock upon our liquidation or dissolution or the winding up of our affairs, after payment of our liabilities and any amounts to holders of outstanding shares of preferred stock.
Written Consent
The DGCL provides that shareholders may take action by the written consent of the holders of shares having not less than the minimum number of votes necessary to take action at a meeting in which all shares entitled to vote on the matter were present and voting, unless such right is limited or restricted by the certificate of incorporation. The Certificate does not limit or restrict such right. If action is taken by less than unanimous written consent, the DGCL requires prompt notice afterwards to non-consenting holders of the action taken. The Bylaws provide for advance notice and other procedural requirements in connection with Shareholder action by written consent.

Absence of Other Rights.
The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. Shareholders do not have the right of cumulative voting in the election of directors.
Anti-Takeover Effects of the Certificate, Bylaws and of Delaware Law
Various provisions contained in the Certificate, Bylaws and Delaware Law could delay or discourage some transactions involving an actual or potential change in control of Horace Mann and may limit the ability of Shareholders to remove current management or approve transactions that Shareholders may deem to be in their best interests.
Certificate and Bylaws
Provisions in the Certificate and Bylaws:
•	authorize the Board to make, alter or repeal the Bylaws;
•	provide that only the Chairman, the President or the Board may call a special meeting of the Shareholders; and
•	provide that the directors may fill any vacancies on the Board, including newly created Board seats resulting from an increase in the authorized number of directors.
Delaware Business Combination Statute
The DGCL has a “business combination” statute that is applicable to publicly traded corporations incorporated in Delaware that do not opt out of its provisions in its certificate of incorporation or bylaws. The DGCL provides in Section 203 that an “interested shareholder” (defined as a person who owns fifteen percent (15%) or more of the outstanding voting stock of a corporation or who is an associate or affiliate of the corporation and, within the preceding three-year period, owned fifteen percent (15%) or more of the outstanding voting stock of the corporation), and the affiliates and associates of such person may not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested shareholder unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced excluding certain shares, and (iii) at or subsequent to the time the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (and not by written consent) by the affirmative vote of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock of the corporation not owned by the interested shareholder. The DGCL defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested shareholder, including mergers, asset sales and transactions in which the interested shareholder receives or could receive a benefit on other than a pro rata basis with all other shareholders of the corporation.
Transfer Agent and Registrar
American Stock Transfer & Trust Company is the transfer agent and registrar for common stock. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares, warrants, delayed delivery contracts or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale or through any other methods described in any applicable prospectus supplement. The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration received in connection with such sales may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in any applicable prospectus supplement.
Any applicable prospectus supplement will set forth whether or not an underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.
In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.
It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

VALIDITY OF SECURITIES
Gibson, Dunn & Crutcher LLP, Dallas, Texas, will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.
EXPERTS
The consolidated financial statements and schedules of Horace Mann Educators Corporation as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following statement sets forth our expenses in connection with the offering described in this Registration Statement (all of which will be borne by us). All amounts shown are estimated.
Securities and Exchange Commission Registration Fee	$*
Printing Expenses	$ +
Legal Fees and Expenses	$ +
Accounting Fees and Expenses	$ +
Trustee’s Fees and Expenses	$ +
Miscellaneous	$ +
Total	$ +
*
In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”), we are deferring payment of the registration fee for the securities offered by this prospectus.

+	Estimated expenses are not presently known and will be reflected in any applicable prospectus supplement.
Item 15.	Indemnification of Directors and Officers
Horace Mann is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
Article 9 of Horace Mann’s Certificate of Incorporation provides as follows:
Ninth. The Corporation shall indemnify each Director, Officer, employee or agent of the Corporation and each person who is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in the manner and to the extent provided in the By-laws of the Corporation as the same may be amended from time to time.
Article 8 of Horace Mann’s bylaws provides as follows:
Section 8.1. General. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.
Section 8.2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 8.3. Indemnification in Certain Cases. To the extent that a Director, Officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.1. and 8.2. of this Article 8, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 8.4. Procedure. Any indemnification under Sections 8.1. and 8.2. of this Article 8 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 8.1. and 8.2. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the Stockholders.
Section 8.5. Advances For Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, Officer, employee, or agent to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article 8.
Section 8.6. Rights Not Exclusive. The indemnification and advancement of expenses provided by this Article 8 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in the official capacity of such person and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal, modification, or amendment of this Article 8 shall not adversely affect any rights or obligations then existing between the Corporation and any then incumbent or former Director, Officer, employee, or agent with respect to any facts then or theretofore existing or any action, suit, or proceeding theretofore or thereafter brought based in whole or in part upon such facts.
Section 8.7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article 8.
Section 8.8. Definition of Corporation. For the purposes of this Article 8, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, Officers, employees, and agents, so that any person who is or was a Director, Officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
Section 8.9. Definition of Other Terms. For purposes of this Article 8, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, such Director, Officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article 8.
In addition, the Registrant has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) it against certain costs which it might be required to pay by way of indemnification to its directors and officers under its certificate of incorporation, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Registrant. In addition, the Registrant has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which it, or the fiduciaries under its employee benefit plans (which may include its directors, officers and employees), might be required to pay as a result of a breach of fiduciary duty.
In addition, Horace Mann has entered into indemnification agreements with its directors that provide for the maximum indemnification permitted by law.
Item 16.	Set forth below are the exhibits included as part of this Registration Statement.
Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement.[1]

3.1
Restated Certificate of Incorporation of Horace Mann Educators Corporation, filed with the Delaware Secretary of State on June 24, 2003, incorporated by reference to Exhibit 3.1 to Horace Mann Educators Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003.

3.2
Amended and Restated Bylaws of Horace Mann Educators Corporation, incorporated by reference to Exhibit 3.1 to Horace Mann Educators Corporation’s Current Report on Form 8-K dated April 1, 2020, filed with the SEC on April 1, 2020.

[1]	To be filed by amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K, which is incorporated herein by reference.

Exhibit No.	Exhibit
4.1
Indenture, dated as of November 23, 2015, by and between Horace Mann Educators Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, incorporated by reference to Exhibit 4.1 to Horace Mann Educators Corporation’s Current Report on Form 8-K dated November 18, 2015, filed with the SEC on November 23, 2015.

4.2	Form of Subordinated Indenture incorporated by reference to Exhibit 4.3(b) to Horace Mann Educators Corporation’s Registration Statement on Form S-3 filed with the SEC on November 26, 2008.

4.3
Description of Securities, incorporated by reference to Exhibit 4.3 to Horace Mann Educators Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (see signature page included in the Registration Statement).

25.1
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., as Trustee, under the Trust Indenture Act of 1939, as amended, for the Senior Indenture, dated as of November 23, 2015.

25.2*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended, for the Form of Subordinated Indenture.

107	Filing Fee Table.
*	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the

Exchange Act and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, Illinois, on the 8th day of March, 2024.
HORACE MANN EDUCATORS CORPORATION

By:	/s/ Marita Zuraitis
Marita Zuraitis
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Marita Zuraitis and Bret A. Conklin, and each one of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, and granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifying and confirming all things that each of said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute an instrument.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Marita Zuraitis	President, Chief Executive Officer and a Director (Principal Executive Officer)	March 8, 2024
Marita Zuraitis

/s/ Bret A. Conklin	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 8, 2024
Bret A. Conklin

/s/ Kimberly A. Johnson	Senior Vice President and Controller (Principal Accounting Officer)	March 8, 2024
Kimberly A. Johnson

/s/ H. Wade Reece	Chairman of the Board	March 8, 2024
H. Wade Reece

/s/ Thomas A. Bradley	Director	March 8, 2024
Thomas A. Bradley

/s/ Victor P. Fetter	Director	March 8, 2024
Victor P. Fetter

Signature	Title	Date
/s/ Perry G. Hines	Director	March 8, 2024
Perry G. Hines

/s/ Mark E. Konen	Director	March 8, 2024
Mark E. Konen

/s/ Beverly J. McClure	Director	March 8, 2024
Beverley J. McClure

/s/ Aaliyah A. Samuel	Director	March 8, 2024
Aaliyah A. Samuel

/s/ Elaine A. Sarsynski	Director	March 8, 2024
Elaine A. Sarsynski